SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 30, 2008

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 562-5556

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 29, 2008, Extra Space Storage Inc., or the Company, entered into a purchase agreement with certain investors that are clients of RREEF America L.L.C. relating to a registered direct offering of 3,000,000 shares of the Company’s common stock at a purchase price of $14.71 per share. A copy of the form of purchase agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference. The offering closed on October 3, 2008.

The Company intends to use the net proceeds of the offering for general corporate purposes, including having capital to repay indebtedness as it comes due in 2009.

The common stock was issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on September 30, 2008 in connection with a shelf takedown from the Company’s Registration Statement on Form S-3 (File No. 333-153081), which became effective on August 19, 2008.

On September 30, 2008, the Company issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1 hereto)

99.1	Form of Purchase Agreement

99.2	Press Release of Extra Space Storage Inc., dated September 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2008	EXTRA SPACE STORAGE INC.

	By	/s/ Kent W. Christensen
		Name:	Kent W. Christensen
		Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1 hereto)

99.1	Form of Purchase Agreement

99.2	Press Release of Extra Space Storage Inc., dated September 30, 2008